UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2003

INRAD, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	0-11668 (Commission File Number)	22-2003247 (IRS Employer Identification No.)
181 Legrand Ave Northvale, NJ 07647 (Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (201) 767-1910
N/A (Former name or former address, if changed since last report)

Item 5.            Other Events

        (c) EXHIBITS.

EXHIBIT NO.	DESCRIPTION
99.1	Subordinated Convertible Promissory Note
99.2	Press Release

ITEM 5. OTHER EVENTS

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

        INRAD, Inc. announced on January 16, 2003 that it has borrowed $1,000,000 and has evidenced the loan with a 6.0% subordinated convertible promissory note, $1 million principal amount, due January 31, 2006. Interest accrues annually and is payable at maturity. The holder may, at any time prior to the maturity date, convert all or a portion of the principal and accrued interest to shares of Issuer's Common Stock. The Conversion Price shall be (a) the price at which common stock is first issued for cash after the date of this Note to an unrelated third party investor or (b) the price mutually agreed to by the Issuer and the Holder as its then fair market value if no such issuance has occurred within 12 months of the date.

        The note was issued to Welland, LTD. who is an affiliate of the Company's largest stockholder. Both Welland, LTD. and the stockholder are under common control.

        The proceeds will be used for working capital.

        The convertible promissory note, and any securities issued upon conversion pursuant to this note, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)    Exhibits

        Exhibit Number Title—

  99.1
  Subordinated Convertible Promissory Note

  99.2
  Press Release relating to Subordinated Convertible Promissory Note

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INRAD, Inc. (Registrant)
/s/ WILLIAM S. MIRAGLIA William S. Miraglia Secretary
Date: January 16, 2003

January 16, 2003

INRAD, Inc. (INRD)

Form 8-K